Exhibit 99.1

GSI Group Reports Progress on Revenue Recognition Review, Update on Status of Nasdaq Delisting Proceedings, Notice of Formal SEC Investigation, 2008 and First Quarter 2009 Bookings, Additional Cost Reductions, Impairment Charges and Discussions with Lenders

Bedford, MA, May 19, 2009 - GSI Group Inc. (Nasdaq: GSIG, the “Company”) announced that the Company’s Audit Committee of the Board of Directors (the “Audit Committee”), with the assistance of its independent legal counsel and forensic accounting firm, recently concluded its previously announced review of sales transactions in the Company’s Semiconductor Systems Segment and other sales transactions that contain arrangements with multiple deliverables, for fiscal years 2006, 2007, and 2008.

On December 4, 2008, the Company announced that it had identified errors in the recognition of revenue from sales to a customer in the Company’s Semiconductor Systems Segment in the first and second fiscal quarters of 2008, and that the Company’s previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 28, 2008 and June 27, 2008 should no longer be relied upon. Additionally, the Company then disclosed, with the assistance of independent legal counsel and a forensic accounting firm that it retained in November 2008, that the Audit Committee was conducting a review of sales transactions in the Company’s Semiconductor Systems Segment, including sales transactions that contain arrangements with multiple deliverables for fiscal years 2007 and 2008. On February 2, 2009, the Company announced that the Audit Committee had determined that the previously issued interim and annual historical financial statements for 2007 should no longer be relied upon, and that the Audit Committee had expanded the scope of its review to include fiscal year 2006. On March 30, 2009, the Company announced that the Audit Committee had identified errors in the timing of revenue recognition related to sales to certain Semiconductor Systems Segment customers during 2006, and had determined that the previously issued interim and annual historical financial statements for 2006 should no longer be relied upon.

All of the errors identified as a result of the Audit Committee’s review consist of incorrect timing in the recognition of revenue from actual transactions, primarily multi-element transactions. Substantially all amounts due from customers associated with these transactions have been paid and the Company’s cash position has not been materially impacted by the correction of the accounting errors.

The Company continues to evaluate the results of the Audit Committee’s review and is working diligently to complete the restatement of its financial statements for fiscal years 2006, 2007 and 2008 and the related preparation and filing of its Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 2008 and April 3, 2009 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. As part of the efforts to complete the annual report, the Company is reviewing sales transactions of its Semiconductor Systems Segment made during fiscal years 2004 and 2005 to determine if adjustments need to be made to those periods.

The Company also today announced that it received an additional staff determination notice from The Nasdaq Stock Market (“Nasdaq”), indicating that the Company is not in compliance with Listing Rule 5250(c)(1) (the “Rule”) due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2009 (the “Quarterly Report”). As previously announced, on May 6, 2009, the Company received a staff determination notice from Nasdaq, indicating that the Company’s common stock was subject to delisting since the Company was not in compliance with the Rule due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company had previously requested, and was granted, a hearing scheduled for June 11, 2009 before the Nasdaq Listing Qualifications Panel to appeal the staff determination. The delayed filings of the Company’s periodic reports will be addressed at the Panel hearing.

The hearing request of May 6, 2009 automatically stayed the delisting of the Company’s common stock until May 28, 2009. Additionally, the Company has requested that the Panel further stay the delisting of the Company’s common stock to allow the Company additional time to file its periodic reports. Nasdaq has advised the Company that it will respond to such request prior to May 28, 2009. There can be no assurances, however, that the Panel will grant the Company’s request for a further stay or that the Company’s common stock will not be delisted prior to the hearing on June 11, 2009.

The Company also announced that it has received a notice from the US Securities and Exchange Commission (the “SEC”) indicating that the SEC is conducting a formal investigation relating to the Company’s identified errors in the timing of recognition of revenue from sales to certain Semiconductor Systems Segment customers from 2005 through 2008. The Company intends to cooperate fully with the SEC investigation.

Today, the Company also reported bookings for the third and fourth quarters of 2008, and the first quarter of 2009, as well as expense reductions and cash position as of April 3, 2009:

•	Bookings:

Bookings for the third quarter ended September 26, 2008 were $52.1 million compared with bookings of $74.2 million for the comparable period in 2007. Bookings for the fourth quarter ended December 31, 2008 were $53.8 million compared with bookings of $82.4 million for the comparable period in 2007. For the year ended December 31, 2008, bookings were $209.8 million compared with bookings of $319.4 million for the year ended December 31, 2007. The Company’s fiscal 2008 bookings include bookings of Excel Technology, Inc. since August 20, 2008, the date of acquisition. Bookings for the first quarter ended April 3, 2009 were $43.3 million compared with $54.9 million for the comparable quarter in 2008. The bookings reported today exclude bookings by the Company’s former general optics business which was sold during the fourth quarter of fiscal 2008.

The decline in bookings was primarily due to lower demand across all markets caused by the deterioration of the global economic conditions. The Semiconductor Systems Segment experienced a particularly pronounced decline in bookings, as the semiconductor industry has been undergoing one of the most severe downturns on record. Bookings for the Semiconductor Systems Segment in the third quarter of 2008, and the fourth quarter of 2008 declined 62% and 88%, respectively, compared with the same periods in 2007. Bookings by the Company’s Semiconductor Systems Segment for the first quarter of 2009 declined 90% compared to the first quarter of 2008. During the last three quarters, the Company has nevertheless maintained its strong competitive market position in its key markets. Further deterioration in the Company’s bookings would have a materially adverse impact on the Company’s future results of operations and cash flows.

The Company has undertaken a number of major cost reduction initiatives to offset the impact of lower bookings and to reduce its operating expenses. These initiatives have included:

•	Operating Expenses:

Spending reductions were achieved through the elimination of management layers and executive positions that were no longer necessary after the completion of the Excel acquisition, and integration of selected GSI and Excel functions and operations. Additional reductions were achieved by downsizing units that experienced a decline in their sales levels. A significant portion of the savings was the result of job eliminations. The annualized savings realized from workforce reductions in the second half of 2008 and the first quarter of 2009 are approximately $26 million.

Excel Integration: A significant number of cost reduction initiatives were facilitated and enabled by the integration of GSI and Excel Technology. The Excel corporate office was dismantled immediately following the acquisition, and Excel’s former CEO and CFO were retained in a consulting capacity to assist with the transition and the integration of the two companies. The integration of GSI’s and Excel’s scanning operations in Eastern Massachusetts has been completed. In addition, the integration of selected regional offices and transfer of GSI’s laser operations in the United Kingdom to Excel sites are well underway.

Compensation: The Company announced today that it has implemented a series of changes to its compensation program designed to both reduce operating expenses and more closely align the interests of its employees, customers and shareholders. The Company instituted compensation reductions at all levels of the organization for the coming year, including a 20% pay reduction for the CEO and other executives, reduced work weeks, work furloughs and temporary pay reductions. Coupled with cost management changes to its US benefits plans, these measures are expected to result in annual savings of approximately $5.0 million. Bonus payouts earned for 2008, which will be smaller than in prior years reflecting the Company’s performance against financial metrics, have been postponed until successful completion of the Company’s filing of its financial statements. Any bonus earned by the CEO in 2008 has been deferred until 2010 subject to completion of the restated filings for 2008 and earlier. The Company has also suspended its annual merit increase program for 2009. The equity program that had been in place, consisting of time-based and performance-based restricted shares, has also been suspended until successful completion of the Company’s restated filings. In order to better align the interests of the executives with those of the shareholders, the Compensation Committee plans to adopt a stock option program in lieu of the prior restricted stock program to be implemented upon successful completion of the Company’s restated filings. Finally, the Board of Directors voted to reduce its own compensation by 20%, including the annual retainer, meeting fees and the annual share grant. Further, the Board will take all compensation in the form of restricted shares in lieu of cash. The Directors will be required to hold these shares for one year from the date of grant. The measures instituted are expected to help the Company preserve cash, and are considered temporary measures during this period.

•	Cash:

As of December 31, 2008, the Company had approximately $68 million of cash and cash equivalents, excluding approximately $26 million of auction rate securities at fair value.

During the first quarter of 2009, the Company paid a total of approximately $17 million for costs associated with the Audit Committee review, expenses incurred in connection with the acquisition of Excel Technology and non-recurring expenses including severance and restructuring costs. The Company also paid $11.2 million of interest on the 11% Senior Notes referred to below during the first quarter of 2009. At the end of the first quarter of 2009, the Company held approximately $53 million of cash and cash equivalents, excluding approximately $26 million of auction rate securities at fair value.

After the end of the first quarter of 2009, the Company sold a portion of its auction rate securities for cash proceeds of approximately $13 million. Following the sale, the Company continues to own auction rate securities with an estimated fair value of approximately $13 million.

As a result of the decline in the Company’s businesses during the second half of 2008, the Company initiated an evaluation of the carrying value of its goodwill, intangible assets and fixed assets and determined that those assets had been impaired. While the Company is in the process of finalizing its impairment testing, it currently expects to record an impairment charge in the range of $220 to $235 million in the fourth quarter of 2008.

Finally, the Company announced today that it is engaged in on-going discussions with certain beneficial owners of greater than 75% of the outstanding aggregate principal amount of its 11% Senior Notes (the “Notes”). The discussions were commenced early in the first quarter of 2009 as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008. The Company has undertaken these discussions in order to explore the possibility of (i) restructuring these obligations in light of current and projected economic and business conditions as well as (ii) reaching a negotiated resolution to potential claims resulting from the Company’s failure to timely file its periodic reports. A primary objective of any restructuring plan would be to substantially reduce the Company’s outstanding debt obligations and attendant interest expense. The Company and the noteholders have retained GCA Savvian Advisors and Houlihan Lokey, respectively, to provide assistance and financial advice regarding these discussions. While these discussions are continuing, the Company can provide no assurance that an agreement will be reached regarding these matters.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: completion of the restatement of the Company’s financial results for fiscal years 2006, 2007 and 2008; completion and filing of the Company’s delayed periodic reports; the delisting proceedings with Nasdaq and the Company’s efforts to obtain a stay thereof; the commencement of a formal investigation by the SEC; certain financial results for the third and fourth quarters of fiscal year 2008, for the full fiscal year 2008 and the first quarter of fiscal year 2009; the Company’s discussions with its noteholders related to a possible restructuring of its outstanding debt obligations; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company's ability to manage its significant indebtedness in light of current economic and business conditions; the potential results of any restructuring of outstanding indebtedness including the issuance of a substantial amount of equity securities in exchange for a portion of such indebtedness and the dilutive impact of such issuance, the renegotiation of the terms of indebtedness that remains outstanding or the incurrence of additional material obligations as part of any such restructuring; the Company's ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company's ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company's ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company's need to invest in research and development; the Company's ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company's inability to recognize synergies of acquired businesses, including Excel; the completion and outcome of the Company's financial restatements and review of financial results; the Company's ability to complete and file its delayed periodic reports with the SEC on a timely basis; the Company's ability to meet the requirements for continued listing of the Company's shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company's revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company's operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The unaudited financial information presented in this press release is subject to change based on, among other factors, the completion of the work attendant to the restatement of the Company’s financial statements and the completion of its delayed periodic reports herein discussed. The information included in this press release is not intended as and should not be viewed as a substitute for full financial statements.

For more information contact: Sergio Edelstein, GSI Group Inc., 1-781-266-5700.